Exhibit 99.1



                             UNION COMMUNITY BANCORP
                        P.O. Box 151, 221 E. Main Street
                          Crawfordsville, Indiana 47933

Date:      April 26, 2004
Contact:   J. Lee Walden, Chief Financial Officer
           (765) 362-2400


                    UNION COMMUNITY BANCORP RELEASES EARNINGS

(Crawfordsville) - Union Community Bancorp (the "Company") (NASDAQ Symbol "UCBC"), the holding company of Union Federal Savings and Loan Association (the "Association"), announced earnings for the three months ended March 31, 2004. For the three months ended March 31, 2004, the Company had net income of $444,000 compared to $645,000 the first quarter of 2003. Basic and diluted earnings per share were $0.23 for the three months ended March 31, 2004 compared to $0.31 for the 2003 period.

The decrease in net income for the period was primarily attributable to a decrease in net interest income and the addition to the reserve for loan losses caused by a loss on a participation loan secured by a nursing home. Amortization of purchase accounting adjustments reduced interest expense by $27,000 in the 2004 period compared to a reduction of $126,000 for the 2003 period. The net yield on average interest-earning assets decreased from 3.47% for the 2003 three month period to 3.20% for the comparable 2004 period. Non-interest income increased $90,000 while the increase in non-interest expense was $46,000.

From December 31, 2003 to March 31, 2004, total assets increased $3.3 million to $264.9 and net loans increased $2.3 million to $223.6 million. During the same time frame, deposits increased by $3.3 million to $193.4 million. Shareholders' equity increased $266,000 to $35.8 million at March 31, 2004.

The Company and Association are  headquartered in  Crawfordsville,  Indiana with
two  branch  offices  in   Crawfordsville   and  branch  offices  in  Covington,
Williamsport and Lafayette, Indiana.

The statements contained in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in the financial condition of issuers of the Company's investments and borrowers, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                                      -END-
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
                           SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                           (Unaudited)

Balance Sheet Data:                                                       March 31,       December 31,
                                                                            2004              2003
              Assets                                                     ---------         ---------
    Cash                                                                 $     835         $     785
    Interest-bearing demand deposits                                        11,524            11,104
                                                                         ---------         ---------
      Cash and cash equivalenst                                             12,359            11,889
    Interest-bearing deposits                                                2,150               150
    Investment securities available for sale                                 4,998             5,908
    Investment securities held to maturity                                     316               494
    Loans, net                                                             223,577           221,230
    Premises and equipment                                                   4,347             4,628
    Federal Home Loan Bank stock                                             3,601             3,556
    Investment in limited partnership                                        2,215             2,215
    Foreclosed assets and real estate held for development, net              1,324             1,348
    Goodwill                                                                 2,393             2,393
    Cash value of life insurance                                             5,213             5,149
    Other Assets                                                             2,414             2,617
                                                                         ---------         ---------
              Total assets                                               $ 264,907         $ 261,577
                                                                         =========         =========

              Liabilities
    Deposits                                                             $ 193,442         $ 190,192
    Federal Home Loan Bank advances                                         33,667            33,814
    Note payable                                                                --               132
    Other liabilities                                                        2,002             1,909
                                                                         ---------         ---------
              Total liabilities                                            229,111           226,047

    Shareholders' equity                                                    35,796            35,530
                                                                         ---------         ---------
              Total liabilities and shareholders' equity                   264,907          $261,577
                                                                         =========         =========

    Book value per common share                                             $17.05            $16.92
    Shares outstanding                                                   2,100,000         2,100,000
    Average equity to average assets                                         13.63%            13.26%
    Allowance for loan losses to total loans                                  0.53%             0.55%


                                                                              Three Months Ended
                                                                                   March 31,
                                                                            2004              2003
                                                                         ---------         ---------
Operating Data:
    Total interest and dividend income                                   $   3,554         $   4,226
    Total interest expense                                                   1,598             1,921
                                                                         ---------         ---------
      Net interest income                                                    1,956             2,305
    Provision for loan losses                                                  110                30
                                                                         ---------         ---------
      Net interest income after provision for loan losses                    1,846             2,275
                                                                         ---------         ---------
    Other income (losses):
      Service charges of deposit accounts                                       38                36
      Equity in income (losses) of limited partnership                          --                10
      Other                                                                    121                23
                                                                         ---------         ---------
        Total other income (losses)                                            159                69
                                                                         ---------         ---------
    Other expenses:
      Salaries and employee benefits                                           746               720
      Net occupancy and equipment expenses                                     171               156
      Legal and professional fees                                               96                86
      Data processing                                                          101               101
      Other                                                                    274               279
                                                                         ---------         ---------
        Total other expenses                                                 1,388             1,342
                                                                         ---------         ---------
    Income before income taxes                                                 617             1,002
    Income taxes                                                               173               357
                                                                         ---------         ---------
      Net income                                                         $     444         $     645
                                                                         =========         =========
Other Data:
    Return on average assets                                                  0.68%             0.93%
    Return on average equity                                                  4.97%             6.89%
    Basic earnings per share                                                 $0.23             $0.31
    Diluted earnings per share                                               $0.23             $0.31
    Cash dividends per common share                                          $0.15             $0.15